Capital Markets Update August 2012

MAA | A BRIGHTER VIEW 2 Strategy For Value Creation • Full Cycle Performance Objective – High quality recurring cash flow – Superior long - term total shareholder return – Secure, growing dividend • Focused on High Growth Sunbelt Region – Superior long - term “demand” performance – Competitive advantages to “supply” pressures – Unique profile lessen typical “supply” pressures • Unique Portfolio and Market Strategy – Two tier market portfolio strategy – Competitive results in up cycle – Stable results in down cycle • Disciplined Capital Deployment – Focus on value add acquisitions – Opportunistic approach – Limited new development

MAA | A BRIGHTER VIEW 3 -8% -6% -4% -2% 0% 2% 4% 6% 8% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012F Adj NOI Growth Sector Average MAA Full Cycle Performance Profile MAA Annual Dividend $1.50 $1.70 $1.90 $2.10 $2.30 $2.50 $2.70 1995 1996 1997 19981999 200020012002200320042005 2006 2007 20082009 2010 2011 2012Fcst • Strategy designed to deliver competitive results in the up cycle, strong relative performance in the down cycle, and out - performance over the full cycle • Portfolio strategy, product focus and operating approach are all focused on delivering recurring, stable cash flow • One of only three apartment REITs to not suspend or reduce cash dividend during recent down cycle • Current pay - out ratio better than the sector average 2004 - 2012Fcst Adj NOI Std Dev MAA 3.0% 3.1% Sector 2.9% 4.5% Repositioned portfolio and strengthened platform = stronger “up” cycle performance profile Source: Green Street Residential Sector Update – March 6, 2012, which presents NOI results adjusted to exclude the impact of revenue - enhancing cap - ex dollars.

MAA | A BRIGHTER VIEW 4 Disciplined Capital Deployment Total Price Dividend Return EQR 61.54% 38.30% 99.84% MAA 51.44% 43.60% 95.04% HME 37.07% 42.97% 80.04% ESS 45.21% 32.88% 78.09% AEC 22.37% 44.18% 66.55% AVB 31.84% 33.40% 65.24% UDR 17.30% 45.95% 63.24% CPT 25.15% 37.04% 62.19% PPS 21.40% 25.99% 47.39% BRE -4.42% 25.33% 20.91% AIV -33.35% 49.71% 16.36% CLP -31.85% 24.09% -7.76% Component 5 Year Total Return -10% -5% 0% 5% 10% ESS AVB MAA HME EQR AEC UDR CPT BRE PPS AIV CLP Source: Green Street Advisors, May 14, 2012, Residential Sector Update Current Value Net Income Minus Apartment CPPI Total Returns (annualized) Last 10 Yrs (annualized) Creating a competitive advantage for capital to capture superior long - term value performance Total Price Dividend Return AVB 227.05% 185.12% 412.17% MAA 176.86% 220.57% 397.43% ESS 211.94% 160.65% 372.59% EQR 143.44% 145.75% 289.19% AEC 84.52% 184.77% 269.29% CPT 102.33% 139.58% 241.91% HME 85.85% 143.74% 229.59% UDR 70.74% 142.88% 213.62% PPS 80.71% 114.67% 195.37% BRE 65.73% 102.31% 168.04% CLP -35.10% 94.01% 58.91% AIV -38.59% 88.67% 50.08% Component 10 Year Total Return Source: KeyBanc Capital Markets August 3, 2012, The Leaderboard

MAA | A BRIGHTER VIEW 5 Well Positioned for Recovery Cycle Employment growth in MAA’s markets expected to outpace the national average. Source: Bureau of Labor Statistics, Economy.com, Zelman & Associates July 23, 2012 Strong Job Growth & Household Formation Region Affordable, lower taxes, pro - business, extensive logistics infrastructure, lower labor costs 1.9% 1.8% 1.8% 1.6% 1.6% 1.5% 1.5% 1.4% 1.3% 1.1% 1.3% PPS MAA CPT BRE ESS AVB EQR UDR AIV HME US Sunbelt Job Growth Expected to be Outsized Apartment REIT same store portfolio weighted average next twelve month job growth > $200MM $100MM – $200 MM < $55MM $55MM - $100MM MAA Concentration – Gross Real Assets

MAA Better Positioned in Sunbelt Region

- Not the typical Sunbelt Region exposure to supply risks
- MAA's "two-tier market" portfolio strategy drives down risks/volatility while continuing to capture the superior demand side characteristics of the region
- Permitting trends favor MAA strategy



New Jobs Per Multifamily Completion
16
14
12
10
8
6
4
2
-
2011
2012
2013
Large MAA Markets
Secondary MAA Markets

Over the last up cycle (2004-2007), the ratio of new jobs to multifamily completions in our markets averaged 7 to 1. The projected ratios for 2012 and 2013 far exceed the average while the secondary market segment is expected to outperform in 2013 as supply from recent permitting ramps up more in the large markets.

Source: Census Bureau, Moody's economy.com



Annual Employment Growth
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
2012
2013
2014
2015
2016
National MSA Average
MAA Large Markets
MAA Secondary Markets
MAA All Markets

While permitting is increasing in the large markets relative to secondary markets, job growth in these markets is expected to outpace the average, helping to offset the impact of new supply.

Source: Moody's economy.com

MAA | A BRIGHTER VIEW 6

MAA | A BRIGHTER VIEW 7 Well Positioned for Recovery Cycle • 2Q12 same store physical occupancy ended at 95.9% • Leasing traffic running well ahead of prior year • 2Q12 renewal pricing up 6.2%; new lease pricing up 4.2% • Resident turnover near historic low Same Store Average Effective Rent/Income 18.1% 17.8% 16.6% 16.4% 16.6% 16% 17% 18% 19% 2008 2009 2010 2011 YTD 2012

MAA | A BRIGHTER VIEW 8 Robust External Growth • Significant deal flow and opportunities as a result of long established regional focus and in - place networks. • Extensive market and sub - market knowledge supports accurate and timely analysis. • Strong property management and asset management capabilities support accurate underwriting and ability to identify opportunities. • Strong balance sheet enables quick and assured execution for sellers. • Strong execution capabilities enables ability to handle more complex transactions/more attractive opportunities. • Competitive advantage within region and markets drives ability to outperform market norms and create value; versus hyper competitive environment in heavy institutional markets where value creation is more challenged. $212,480 $141,300 $271,900 $387,340 $6,800 $300,000 to $350,000 $16,000 $80,000 to $85,000 $38,000 $25,900 $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 2008 2009 2010 2011 2012F Acquisitions Development Acquisition/Development Volume ($000’s) Since 2008, external growth through acquisitions and development has averaged almost $300 million per year Total external growth exceeded $400 million in 2011 and is expected to approach a similar level in 2012

Capital Recycling

Active recycling positions portfolio for increasing robust performance.

Recent Acquisitions		Tier	MSA	Price ($000s)	Units	Age (years)	2Q12 Effective Rent per Unit
2011	Alamo Ranch	Secondary	San Antonio	$ 30,000	340	3	$ 906
2011	Verandas at Southwood	Secondary	Tallahassee	$ 24,825	300	9	$ 957
2011	Retreat at Magnolia Park	Secondary	Gainesville	$ 18,700	204	4	$ 951
2011	Atlantic Crossing	Large	Jacksonville	$ 24,100	200	4	$ 1,125
2011	Hamptons at Hunton Park	Secondary	Richmond	$ 41,050	300	9	$ 1,208
2011	Avala at Savannah Quarters	Secondary	Savannah	$ 26,625	256	3	$ 926
2011	Tattersall at Tapestry Park	Large	Jacksonville	$ 42,800	279	3	$ 1,223
2011	Birchall at Ross Bridge	Secondary	Birmingham	$ 31,740	240	4	$ 1,265
2011	Legends at Lowe's Farm	Large	Dallas/Fort Worth	$ 46,700	456	4	$ 1,023
2011	Indian Lake Village	Large	Nashville	$ 33,300	300	2	$ 954
2011	Palisades at Chenal Valley	Secondary	Little Rock	$ 28,100	248	6	$ 1,095
2011	River's Walk at Celebrate Virginia	Secondary	Fredericksburg	$ 39,400	232	1	$ 1,309
2012	Adaly Bay	Secondary	Chesapeake	$ 37,000	240	10	$ 1,277
2012	Legacy at Western Oaks	Large	Austin	$ 56,500	479	11	$ 1,077
2012	Allure in Buckhead Village	Large	Atlanta	$ 33,550	230	10	$ 1,080
2012	Allure at Brookwood	Large	Atlanta	$ 64,250	349	4	$ 1,299
				$ 578,640	4,653	5	$ 1,132
Under Letter of Intent							
2012F		Large	Orlando	$ 50,000	394	7	$ 972
2012F		Secondary	San Antonio	$ 52,000	436	2	$ 1,086
				$ 102,000	830	5	$ 1,029

Over last 5 years, acquired $1.1 billion for wholly-owned portfolio with average age of 4 years at time of acquisition and 2Q12 average effective rent of $989.

YTD 2012, sold $99.6 million from wholly-owned portfolio with average age of 24 years and average effective rent at time of disposition of $681.

MAA

MAA | A BRIGHTER VIEW 9

MAA | A BRIGHTER VIEW 10 Creating Value through External Growth • Significant improvement in operating margins drives value creation • MAA able to create value that less sophisticated operating platforms are unable to achieve • Capabilities and platform strength include: - Yield management systems and aggressive pricing management practices - Sophisticated utility management and bill - back capabilities - Superior inventory management capabilities - Disciplined lease approval and qualifying standards - Proactive collections - Highly automated leasing and lease renewal programs - Extensive training and on - site skills development - Active and “hands on” management approach Note: Analysis based on all fully stabilized properties acquired since 2003 (total of 22 properties). Aggregate current value ($780MM) determined by using same cap rate at time of purchase against the higher NOI achieved by the MAA platform. Total Property Value ($000’s) NOI Operating Margin 2011 Operating Margin, 55.2% Pre Acquisition Operating Margin, 52.1% Aggregate Purchase Price, $613,196 Aggregate Value, $780,266 27%

MAA | A BRIGHTER VIEW 11 Disciplined Approach to New Development Cool Springs (428 units in Nashville) – 239 units leased 6/30/12 – Expected stabilization 4Q13 Ridge at Chenal Valley (312 units in Little Rock) – 151 units leased 6/30/12 – Expected stabilization 3Q13 1225 South Church Phase II (210 units in Charlotte) – Expected initial occupancy 4Q12 – Expected stabilization 4Q13 River’s Walk (270 units in Charleston) – Expected initial occupancy 2Q13 – Expected stabilization 4Q14

MAA | A BRIGHTER VIEW 12 Well Positioned for Recovery Cycle Active Redevelopment Program Will Further Support Revenue Growth Opportunities • $20M in redevelopment investment in 2010/2011 with 4,900 units renovated • 1,530 units renovated in YTD 2012 with average rental rate increases for renovated units of 10.1% above non - renovated units off average unit spend of $3,900 • 12,000 - 14,000 additional units across portfolio identified for redevelopment assessment • Expect to invest a total of approximately $12M in 2012 to renovate 3,000 - 3,500 units with forecasted average rental rate increases of 8% - 9% above non - renovated units

MAA | A BRIGHTER VIEW 13 • Balance Sheet significantly strengthened over last ten years • Total leverage (Debt + Preferred) reduced 20% over last ten years • Leverage and coverage ratios in position to support full IGR MAA Debt/Market Cap 6/30/2012 64% 36% $2.80B $1.59B Debt Common Equity Solid Balance Sheet Position $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 2000 2001 2002 2003 2004 2005 2006 2007 20082009 20102011 2012Fcst 40% 45% 50% 55% 60% 65% 70% FFO/Share Debt+Pref/Gross Assets FFO/Share for 2003 and 2010 excludes non - routine items.

MAA | A BRIGHTER VIEW 14 Positioning Balance Sheet for Future • Received Investment Grade Rating from Moody’s and Fitch – Baa2 Moody’s – BBB Fitch – Pursuing S&P rating • Strong balance sheet and credit metrics support continued discipline growth and value creation Net Debt to EBITDA Fixed Charge Coverage Net Debt to Gross Assets 7.4x 6.7x 4Q 2009 2Q 2012 2.7x 4.4x 4Q 2009 2Q 2012 49.8% 43.5% 4Q 2009 2Q 2012

MAA | A BRIGHTER VIEW 15 Attractive Pricing Opportunity • MAA is currently priced at an implied cap rate discount to the sector average. • However, MAA’s historical long - term internal same store growth (and overall FFO growth) performance exceeds the sector average; established record of exceeding regional ‘market’ performance levels and sector ‘averages’. • Outlook for continued ‘out - performance’ is positive. Source: Cap rate data from BMO Capital Markets Update (8/6/12) and same store data from Green Street Mar ’12 Residential Sector Update (last full cycle 2004 - 2012). Implied 10 Year IRR: • MAA outperforms by 75 bps on unleveraged basis with continued cap rate discount. • MAA outperforms by 140 bps on a leveraged basis. • MAA outperforms by 300 bps on a leveraged basis by capturing the sector’s current average cap rate. Total Implied Unleveraged Return 5.1% 5.8% 2.9% 3.0% 0% 2% 4% 6% 8% 10% Sector Average MAA Market Implied Cap Rate Same Store Growth

MAA | A BRIGHTER VIEW 16 Superior Long Term Performance Profile • Proven ability to deliver long - term superior earnings growth and shareholder performance • Ability to capture returns to capital that compare favorably to other strategies, and with lower risks and volatility • Disciplined capital deployment and ability to create a competitive advantage for shareholder capital drives long - term outperformance MAA Sector Avg. 5 Year 14.5% 9.6% 10 Year 16.7% 12.3% Since IPO* 14.1% 11.4% Annual Compounded Total Shareholder Return (July 31, 2012) FFO/Share Compounded Annual Growth Rate (2000-2011) -10% -8% -6% -4% -2% 0% 2% 4% ESS MAA AVB HME EQR UDR BRE AEC CPT PPS CLP AIV Source: SNL Financial 4/30/12 MAA’s Long - Term Same Store Growth Is Competitive With Sector Average (2004 - 2011) MAA Sector Avg. Revenue 2.4% 2.4% Expense 1.9% 2.1% NOI 2.7% 2.6% * Sector Average of companies public at MAA IPO 1/28/1994

MAA | A BRIGHTER VIEW 17 Summary • Strong long - term performance record for shareholders • Established and proven public platform • Solid internal growth prospects • Competitive strengths enables regional outperformance • Robust external growth pipeline • Disciplined approach to capital deployment • Solid balance sheet position • Well positioned to perform as compared to the sector • Attractive buying opportunity

18 Certain matters in this presentation may constitute forward - looking statements within the meaning of Section 27 - A of the Securit ies Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipate d e conomic and market conditions, expectations for future demographics, the impact of competition, general changes in the apartment industry, expectations for acq uisition and joint venture performance, ability to pay dividends and the ability to obtain financing at reasonable rates. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward - looking statements due to a number of factors, including a downturn in ge neral economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our marke ts, changes in interest rates and other items that are difficult to control such as the impact of legislation, as well as the other general risks inherent in t he apartment and real estate businesses. Reference is hereby made to the filings of Mid - America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10 - Q, reports on Form 8 - K, and its annual report on Form 10 - K, particularly including the risk factors contained in the latter filing. End of Presentation Eric Bolton CEO 901 - 248 - 4127 eric.bolton@maac.com Al Campbell CFO 901 - 248 - 4169 al.campbell@maac.com Leslie Wolfgang Investor Relations 901 - 248 - 4126 leslie.wolfgang@maac.com Jennifer Patrick Investor Relations 901 - 435 - 5371 jennifer.patrick@maac.com http://ir.maac.com